UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2006

KANBAY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50849	36-4387594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	6400 Shafer Court, Suite 100 Rosemont, Illinois	60018
	(Address of principal executive offices)	(Zip Code)

(847) 384-6100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

In connection with the consummation of the transactions contemplated by the previously reported Merger Agreement (the “Merger Agreement”) entered into by Kanbay International, Inc. (“Kanbay”), Kanbay Consulting, LLC, a wholly-owned subsidiary of Kanbay (“Merger Sub”), Adjoined Consulting, Inc. (“Adjoined”) and certain Adjoined stockholders (the “Adjoined Signing Parties”), pursuant to which Adjoined and Merger Sub merged (the “Merger”), with Merger Sub continuing as the surviving entity, Kanbay entered into the definitive agreements described below.

Credit Agreement

On March 9, 2006, Kanbay, certain financial institutions that are or may from time to time become parties thereto as lenders (the “Lenders”) and LaSalle Bank National Association (“LaSalle”), as administrative agent for the Lenders, entered into a credit agreement (the “Credit Agreement”). The Credit Agreement provides for a $50 million term loan (the “Term Loan”) and a revolving credit facility of up to $75 million (with a provision that allows for an increase of the revolving credit facility up to $100 million) (the “Revolving Facility”). The Revolving Facility includes subfacilities for swing-line loans and letters of credit. Kanbay’s obligations under the Credit Agreement are guaranteed by Kanbay’s material United States subsidiaries. Kanbay’s obligations under the Credit Agreement and such subsidiaries’ guaranty obligations are secured by substantially all of their respective assets. The maturity date for both the Term Loan and the Revolving Facility is March 9, 2011. Loans outstanding under the Credit Agreement bear interest at the LIBOR rate or, at Kanbay’s option, an alternate base rate, in each case, plus an applicable margin based on Kanbay’s total leverage ratio.

The terms of the Credit Agreement include various covenants, including covenants that require Kanbay to maintain minimum fixed charge and asset coverage ratios and a maximum total leverage ratio. Kanbay is also prohibited from incurring capital expenditures in excess of prescribed amounts. The Credit Agreement also includes customary events of default, including, without limitation, payment defaults, cross defaults to other indebtedness and bankruptcy related defaults (each, an “Event of Default”). If an Event of Default occurs and is not cured within the prescribed period, LaSalle, upon instruction from a majority of the Lenders, may terminate the loan commitments and declare all of Kanbay’s obligations under the Credit Agreement to be immediately due and payable.

The proceeds from the Term Loan and Revolving Facility will be used, among other things, to finance the Merger, to refinance Kanbay’s existing bank indebtedness and for working capital and other general corporate purposes.

Guaranty and Collateral Agreement

In connection with the Credit Agreement, Kanbay and its material United States subsidiaries (the “Guarantors”) entered into a Guaranty and Collateral Agreement dated as of March 9, 2006 (the “Guaranty”), in favor of LaSalle Bank National Association, as administrative agent for the Lenders. Pursuant to the Guaranty, each of the Guarantors guaranteed the prompt and complete payment and performance by Kanbay of its obligations under the Credit Agreement, and Kanbay and the Guarantors granted a security interest in substantially all of their respective assets to secure such obligations.

The foregoing descriptions of the Credit Agreement and Guaranty are qualified in their entirety by reference to the actual terms of the Credit Agreement and Guaranty, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Amendment to the Merger Agreement

On March 9, 2006, Kanbay entered into the First Amendment to Merger Agreement (the “Amendment”) with Merger Sub, Adjoined and Matthew Newton, in his capacity as the Adjoined Signing Parties’ representative. Pursuant to the Amendment, solely for purposes of Kanbay’s financial accounting and reporting, the closing of the Merger was deemed completed after the close of business on February 28, 2006. The foregoing description of the Amendment is qualified in its entirety by reference to the actual terms of the Amendment, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.

Registration Rights Agreement

On March 9, 2006, Kanbay entered into a Registration Rights Agreement (the “Registration Rights Agreement) with certain former Adjoined stockholders (the “New Investors”). Pursuant to the Registration Rights Agreement, Kanbay agreed to file a registration statement with the Securities and Exchange Commission within 30 days after the date of the Registration Rights Agreement, covering the resale of the shares of Kanbay’s common stock, par value $0.001 per share (the “Kanbay Common Stock”) to be issued to the New Investors in connection with the Merger. Kanbay agreed to cause the registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as expeditiously as possible after Kanbay’s filing of an amendment to this Current Report on Form 8-K disclosing the 2005 audited financial statements of Adjoined.

Pursuant to the Registration Rights Agreement, the New Investors were also granted certain “piggyback” registration rights, pursuant to which Kanbay agreed to use its best efforts to include, upon request, the Kanbay Common Stock held by the New Investors in other registration statements filed by Kanbay, subject to certain exceptions. By entering into the Registration Rights Agreement, each New Investor consented to the adoption of the Merger Agreement and the approval of the Merger pursuant to the terms of the Merger Agreement. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual terms of the Registration Rights Agreement, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Escrow Agreement

On March 9, 2006, Kanbay entered into an Escrow Agreement (the “Escrow Agreement”) with American Stock Transfer & Trust Company, as escrow agent, and Matthew Newton, in his capacity as the Adjoined Signing Parties’ representative. Pursuant to the Escrow Agreement, $10.15 million in cash and 452,558 shares of Kanbay Common Stock of the aggregate purchase price payable pursuant to the Merger Agreement will be held in escrow to satisfy potential indemnification obligations of the former Adjoined stockholders. The foregoing description of the Escrow Agreement is qualified in its entirety by reference to the actual terms of the Escrow Agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 9, 2006, Kanbay completed the Merger pursuant to the terms of the Merger Agreement, as amended by the Amendment. The aggregate purchase price was approximately $165 million, subject to certain post-closing adjustments (the “Merger Consideration”), which consisted of cash in the amount of approximately $95 million and 4,254,839 shares of Kanbay Common Stock. Kanbay funded the cash portion of the Merger Consideration through a combination of the proceeds received pursuant to the Credit Agreement and the remainder with available cash. The preceding is qualified in its entirety by reference to the Merger Agreement, as amended by the Amendment. The Merger Agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Kanbay on February 14, 2006 and incorporated by reference into this Item 2.01.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 relating to the Credit Agreement and Guaranty are also responsive to Item 2.03 of this Current Report on Form 8-K and are hereby incorporated by reference into this Item 2.03.

Item 3.02                                             Unregistered Sales of Equity Securities.

On March 9, 2006, Kanbay issued 4,254,839 shares of Kanbay Common Stock (the “Shares”) to Kanbay’s escrow and exchange agent, for the benefit of the former Adjoined stockholders, as payment for the equity portion of the Merger Consideration payable to the former Adjoined stockholders pursuant to the terms of the Merger Agreement, subject to certain post-closing adjustments. The Shares were issued without registration under the Securities Act in a transaction not involving a public offering in reliance on the exemption from the registration and prospectus delivery requirements pursuant to Section 4(2) of the Securities Act. The sale of the Shares to the former Adjoined stockholders was made without general solicitation or advertising, and no underwriting fees or sales commissions were paid by Kanbay in connection with the sale of the Shares. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the terms of the Credit Agreement, Kanbay may not make distributions to holders of its capital stock, purchase or redeem its capital stock or set aside funds for any of the foregoing, subject to certain exceptions. The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On March 10, 2006, Kanbay issued a press release announcing the completion of the transactions contemplated by the Merger Agreement, as amended by the Amendment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                                             Financial Statements and Exhibits.

(a)                               Financial Statements of Businesses Acquired.

No financial statements are filed herewith. Kanbay will file the required financial statements by amendment within the time period required by Item 9.01 of Form 8-K.

(b)                               Pro Forma Financial Information

No pro forma financial statements are filed herewith. Kanbay will file the required pro forma financial statements by amendment within the time period required by Item 9.01 of Form 8-K.

(d)                               Exhibits:

Exhibit No.	Description

2.1

First Amendment to Merger Agreement dated as of March 9, 2006 among Kanbay International, Inc., Kanbay Consulting, LLC, Adjoined Consulting, Inc. and Matthew Newton, in his capacity as the Adjoined Signing Parties’ representative.

10.1	Credit Agreement dated as of March 9, 2006 among Kanbay International, Inc., certain financial institutions that are or may from time to time become parties thereto and LaSalle Bank National Association, as administrative agent.

10.2	Guaranty and Collateral Agreement dated as of March 9, 2006 among Kanbay International, Inc., certain of its subsidiaries and LaSalle Bank National Association, as administrative agent.

10.3	Registration Rights Agreement dated as of March 9, 2006 between Kanbay International, Inc. and the former Adjoined stockholders signatories thereto.

10.4

Escrow Agreement dated as of March 9, 2006 among Kanbay International, Inc., American Stock Transfer & Trust Company and Matthew Newton, in his capacity as the Adjoined Signing Parties’ representative.

99.1	Press Release dated March 10, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANBAY INTERNATIONAL, INC.

Dated: March 15, 2006	By:	/s/ William F. Weissman
	Name:	William F. Weissman
	Title:	Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

2.1

First Amendment to Merger Agreement dated as of March 9, 2006 among Kanbay International, Inc., Kanbay Consulting, LLC, Adjoined Consulting, Inc. and Matthew Newton, in his capacity as the Adjoined Signing Parties’ representative.

10.1

Credit Agreement dated as of March 9, 2006 among Kanbay International, Inc., certain financial institutions that are or may from time to time become parties thereto and LaSalle Bank National Association, as administrative agent.

10.2	Guaranty and Collateral Agreement dated as of March 9, 2006 among Kanbay International, Inc., certain of its subsidiaries and LaSalle Bank National Association, as administrative agent.

10.3	Registration Rights Agreement dated as of March 9, 2006 between Kanbay International, Inc. and the former Adjoined stockholders signatories thereto.

10.4

Escrow Agreement dated as of March 9, 2006 among Kanbay International, Inc., American Stock Transfer & Trust Company and Matthew Newton, in his capacity as the Adjoined Signing Parties’ representative.

99.1	Press Release dated March 10, 2006.